CONSENT OF BDO SEIDMAN, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS


 Contour Medical, Inc.
 St. Petersburg, Florida

 We hereby consent to the incorporation by reference in this Registration Statement of Contour Medical, Inc. on Form S-8 of our report dated August 18, 1995, except for the stock split discussed in Note 10 which is as of March 15, 1996, relating to the consolidated financial statements of Contour Medical, Inc.
 and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1996.


                                     /s/ BDO Seidman, LLP
                                     BDO Seidman, LLP

 Orlando, Florida
 September 27, 1996